CONSENT

     We hereby consent to the use of our name under the caption "Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of Stratus Fund, Inc. (Registration No. 33-37928) filed under the Securities Act of 1933 and Amendment No. 19 under the Investment Company Act of 1940.


                                     /s/ Ballard Spahr Andrew & Ingersoll, LLP


August 27, 1999